UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. )
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2009
Nash-Finch Company
(Exact name of registrant as specified in its charter)

Delaware	0-785	41-0431960

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7600 France Avenue South, Edina, Minnesota	55435

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 832-0534
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
Nash Finch Company (the “Company”) is filing this Current Report on Form 8-K/A as Amendment No. 1 to its Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “Commission”) on May 26, 2009 solely to disclose that the Nash-Finch Company 2009 Incentive Award Plan (the “2009 Plan”) filed as an exhibit to the Form 8-K has been amended and to file such amendment as an exhibit to this Form 8-K/A. No other information contained in the Form 8-K is amended by this Form 8-K/A.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported in the Form 8-K filed by Company, upon the approval of the 2009 Plan by the Company’s stockholders at the Company’s 2009 annual meeting, the Company adopted the 2009 Plan. On March 2, 2010, the 2009 Plan was amended to: (1) expressly state that the authority to grant awards to the Company’s directors may not be delegated to any officer of Company and (2) provide that, except in case of death, disability, retirement or a change in control, the 2009 Plan administrator’s discretion to accelerate vesting periods for awards is limited to ten percent of shares of the Company’s common stock authorized under the 2009 Plan.
The foregoing description is qualified in its entirety by reference to the 2009 Plan, as amended and restated, copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K/A and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is filed as part of this Current Report on Form 8-K/A:

Exhibit No.	Description

10.1	The Nash-Finch Company Amended and Restated 2009 Incentive Award Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASH-FINCH COMPANY
Date: March 5, 2010	By:	/s/ Kathleen M. Mahoney
		Name:	Kathleen M. Mahoney
		Title:	Executive Vice President, General Counsel and Secretary

NASH-FINCH COMPANY
EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K/A

Exhibit No.	Description

10.1	The Nash-Finch Company Amended and Restated 2009 Incentive Award Plan

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